SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
     240.14a-12

                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              ####


(The following information is being distributed to employees by the KCPL Team, a grassroots movement in support of the KCPL/UCU merger)

     You will probably get a number of proxies in the mail. As a matter of fact, you'll get 2 or 3 for any account you have. That is, stock you have in our 401k, stock you have in a brokerage account (street name), stock you have in your name, etc. You will also probably get a blue proxy card(s) from Western.

     Remember, the only vote that counts is the last card you return for a partucular account--whether white or blue. So voting for the KCPL-UtiliCorp merger means turning in a YES vote on the white card(s) last.

     You can trun in your proxy card(s) at the employee rally being held downtown on May 14, 11:00 AM, at Barney Allis plaza. Folks at remote locations can put their proxies in a box being sent to the designate at each location later this week. That box with your votes will be brought to the rally. You may also mail in your vote with the pre-addressed envelopes provided with the proxy.

     Any special questions regarding proxies and stock can be answered by calling Investor Relations at 556-2053 or 556-2312.

     Thanks and see ya Tuesday...................remember to
     check with your supervisor before going to the
     rally..........

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